STATE OF VERMONT
                              PUBLIC SERVICE BOARD


Joint Petition of the National Grid Group plc  )
and New England Power Company for approval     )
pursuant to 30 V.S.A.ss.107 of the indirect    )
acquisition of a controlling                   )      Docket No. ----------
interest in New England Power Company          )
                                               )


                                 JOINT PETITION



     The National Grid Group plc ("National Grid") and New England Power Company ("NEP") hereby petition the Vermont Public Service Board (the "Board"), pursuant to 30 V.S.A. ss. 107, for approval of the indirect acquisition by the New National Grid plc ("New National Grid") of a controlling interest in NEP. Under a Scheme of Arrangement,/1 New National Grid, a wholly-owned subsidiary of National Grid, will acquire all of National Grid's outstanding stock and become the ultimate holding company of National Grid and its family of companies, including NEP.

                                       I.

     By this petition, National Grid and NEP represent that:

     1. NEP is a Massachusetts corporation that owns and operates properties in Massachusetts, New Hampshire, Rhode Island, Connecticut, Maine and Vermont, including transmission lines. NEP owns properties in several Vermont communities used primarily for the transmission of electricity and has a 22.5% share of the common stock of Vermont Yankee Nuclear Power Corporation.

----------

1/ A "Scheme of Arrangement" is a legal term of art commonly used in the United Kingdom to refer to certain corporate restructuring activities. See Footnote 2, infra, for further discussion of this term.

----------

     2. NEP is qualified to transact business in Vermont as a foreign corporation. NEP is a subsidiary of National Grid USA, a Delaware corporation and a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act").

     3. National Grid is a registered holding company under the Holding Company Act, and the ultimate corporate parent of NEP. National Grid indirectly acquired NEP as part of its merger with New England Electric System ("NEES") approved by the Board in Docket No. 6225 by Order entered June 15, 1999. Subsequently, National Grid renamed the former NEES, National Grid USA. National Grid USA continues to operate as a distinct registered holding company and continues to be the direct parent of NEP.

     4. Niagara Mohawk Holdings, Inc. ("Niagara Mohawk") is a utility holding company incorporated under the laws of New York. Niagara Mohawk and its subsidiaries, including Niagara Mohawk Power Company ("NMPC"), are exempt from all provisions of the Holding Company Act, except Section 9(a)(2), on the basis that Niagara Mohawk and NMPC (the public utility subsidiary from which it derives the substantial part of its income) are incorporated in and predominantly conduct business in New York.

     5. On September 4, 2000, National Grid entered into an Agreement and Plan of Merger and Scheme of Arrangement/2 ("Merger Agreement") with Niagara Mohawk.

----------

2/ As its name suggests, the Merger Agreement consists of two distinct transactions; a Scheme of Arrangement and a merger. Under English law a "Scheme of Arrangement" is an arrangement or compromise between a company and its shareholders or creditors or any class of its shareholders or creditors, used to reconstruct or amalgamate a corporate entity. A scheme of arrangement requires the approval of a majority of the company's shareholders or creditors or class of shareholders or creditors at a meeting convened by order of the High Court. The form of the scheme of arrangement must also be sanctioned by the High Court.

----------

     6. Under the Scheme of Arrangement contemplated by the Merger Agreement, New National Grid, a wholly-owned subsidiary of National Grid, will acquire all National Grid's outstanding stock and become the holding company of National Grid. Through the Scheme of Arrangement, New National Grid (in substitution for National Grid) will indirectly become the ultimate corporate parent of NEP. Following the completion of the Scheme of Arrangement, New National Grid will change its name to National Grid Group, plc and will become a registered holding company under the Holding Company Act. Charts showing the corporate structure before and after the Scheme of Arrangement and merger under the Merger Agreement are attached as Exhibit 1 hereto.

     7. The Merger Agreement contemplates that, following the completion of the Scheme of Arrangement, New National Grid/3 will acquire Niagara Mohawk and Niagara Mohawk will become a direct subsidiary of National Grid USA. A full description of the Merger Agreement and the associated Scheme of Arrangement is provided in the Prefiled Testimony of Mr. Jonathan M. G. Carlton, and a copy of the Merger Agreement is attached as an exhibit thereto.

     8. The Merger Agreement is fashioned in a manner to seek favorable tax treatment under Section 351 of the Internal Revenue Code of 1986 ("Section 351"). It is intended that the Scheme of Arrangement, as preceding the actual merger with Niagara Mohawk, will afford Niagara Mohawk shareholders tax-free treatment during the merger under Section 351, to the extent they elect to receive shares of New National Grid. In order to accomplish this goal, the Merger Agreement includes the Scheme of Arrangement that contemplates the

----------

3/ Currently, New National Grid is a wholly owned subsidiary of National Grid. New National Grid will serve as a shell corporation for the purposes of completing the Scheme of Arrangement and merger. National Grid will actually consummate the merger through its subsidiary Grid Delaware, Inc. Immediately following the completion of the Scheme of Arrangement and merger, New National Grid will be renamed National Grid Group, plc and will become a registered holding company under the Holding Company Act.

----------
exchange of National Grid's existing shares for shares of New National Grid, with National Grid becoming a wholly owned subsidiary of New National Grid. These new shares will be listed on the London and New York Stock Exchanges in the form of American Depository Shares ("ADS") and will have the same economic and voting rights as National Grid's shares. As discussed above, the Scheme of Arrangement will ultimately result in New National Grid (in substitution for National Grid) becoming the ultimate corporate parent of NEP./4

     9. Following completion of the Scheme of Arrangement, National Grid USA (formerly NEES) will continue to operate as NEP's direct corporate parent.

     10. Following successful consummation of the Scheme of Arrangement, Grid Delaware, Inc. (another subsidiary of New National Grid, which is an affiliate of, but not an indirect parent company of, NEP) will complete the proposed merger with Niagara Mohawk. Upon completion of the merger, Niagara Mohawk will become a wholly-owned subsidiary of New National Grid and National Grid USA will be Niagara Mohawk's direct corporate parent, and Niagara Mohawk will continue to be the direct corporate parent of NMPC. Following the merger, both National Grid USA and Niagara Mohawk will continue to focus on the independent ownership and operation of transmission, distribution, and related facilities.

     11. The Scheme of Arrangement, as contemplated in the Merger Agreement, primarily involves a "paper transaction" that results in a technical change of control of National Grid and its subsidiaries, and ultimately but remotely including NEP. The Scheme of Arrangement will not have any impact on NEP's managerial and financial structure or rates.

----------

4/ Although no changes are anticipated, the Scheme of Arrangement is subject to modification prior to consummation of the merger by agreement of the parties.

----------

     12. Following consummation of the Scheme of Arrangement, NEP will remain a separate corporation wholly-owned by National Grid USA and will continue to own and conduct a public service business subject to the jurisdiction of the Board. NEP will also retain its ownership interest in Vermont Yankee.

     13. Upon consummation of the Scheme of Arrangement, New National Grid will indirectly acquire a controlling interest in a company that directly has a controlling interest in a company (NEP) subject to the jurisdiction of the Public Service Board, therefore requiring a finding that the acquisition will promote the public good pursuant to 30 V.S.A. ss. 107.

     14. The proposed transactions pursuant to the Agreement and Plan of Merger and Scheme of Arrangement will promote the public good of the State of Vermont.

                                       II.

     In support of the Joint Petition, National Grid and NEP prefile testimony and supporting exhibits by the following witness:

     Witness:                        Subject Matter:
     -------                         --------------

     Jonathan M. G. Carlton          Overview, Description of transaction;
                                     public good promoted by Scheme of
                                     Arrangement; and description of other
                                     regulatory approvals.

                                      III.

     National Grid and NEP request that the Board:

     A. Appoint a hearing officer to hear, schedule a prehearing conference for, and issue notice of the opportunity for hearing on this joint petition in accordance with 30 V.S.A.ss.ss.107;

     B.   Find that the Scheme of Arrangement will promote the public good; and

     C. Approve the Scheme of Arrangement and take such other measures as in the Board's judgment are necessary for the full and expeditious resolution of this Joint Petition.

                                  Respectfully submitted,
                                  The National Grid Group plc
                                  and New England Power Company,
                                  By: Downs Rachlin & Martin PLLC,
                                      their Attorneys


                                  By----------------------------------------
                                              Nancy S. Malmquist

Date:  March 19, 2001

                              Pre-Merger Structure


                  -------------------------
                  |National Grid Group plc|
                  -------------------------
                              |
                  ------------------------
                  |                      |
           ----------------      ----------------
           |   NGH Ltd    |      |              | ---
           ----------------      -------/--------   |
                  |                     /           |
                  |                     /            >   Intermediate
        NGC and Existing FUCOs   -------/--------   |  holding companies
                                 |              | ---
                                 ----------------
                                        |
                                        |
                                 ---------------
                                 |National Grid|
                                 |     USA     |
                                 ---------------
                                        |
                                        |
       ----------------------------------------------------------------
       |          |            |               |            |         |
------------- --------- --------------- --------------- --------- -----------
|Unregulated| |Service| |Massachusetts| |Narrangansett| |  New  | | Granite |
|Affiliates | |Company| |  Electric   | |  Electric   | |England| |  State  |
------------- --------- |  Company    | |  Company    | | Power | | Electric|
                        --------------- --------------- --------- | Company |
                                                                  -----------

                            Exhibit 1 - Page 1 of 2

                              Post-Merger Structure


                  ------------------------
                  |National Grid Goup plc|<---------- Newly created top-level
                  ------------------------            holding company
                              |
                  ------------------------
                  |                      |
Pre-       ----------------      ----------------
merger---->|   NGH Ltd    |      |              |---
holding    ----------------      -------/--------  |
company           |                     /          |
                  |                     /          >    <-----Intermediate
           ----------------      ----------------  |          holding companies
           |   NGH Ltd    |      |              |---
           ----------------      ----------------
                 ||                     |
                 ||                     |
                 \/              ---------------
        NGC and Existing FUCOs   |National Grid|
                                 |     USA     |
                                 ---------------
                                        |
                                        |
     ---------------------------------------------------------------------
     |            |           |         |          |          |          |
----------- ------------- --------- ---------- ---------- --------- -----------
|Niagara | |Unregulated| |Service| | Massa- | |Narran- | | New | | Granite | | Mohawk | | Affiliates| |Company| |chusetts| |gansett | |England| | State | |Holdings,| ------------- --------- |Electric| |Electric| | Power | | Electric|
|  Inc.   |                         |Company | |Company | --------- | Company |
-----------                         ---------- ----------           -----------
       |
------ | --------
|NMPC|---|Opinac|
------   | NA   |
         --------
               |
           ---------
           |Niagara|
           |Mohawk |
           |Energy |
           ---------
                            Exhibit 1 - Page 2 of 2

                                STATE OF VERMONT
                              PUBLIC SERVICE BOARD

Joint Petition of the National Grid Group plc  )
and New England Power Company for approval     )
pursuant to 30 V.S.A.ss.107 of the indirect    )      Docket No. ----------
acquisition of a controlling                   )
interest in New England Power Company          )
                                               )
                                               )


                                   PREFILED TESTIMONY OF JONATHAN M. G. CARLTON

Q. Please state your full name and title.

A. My name is Jonathan Mark Guille Carlton. I am Vice-President and Director of Regulatory Research for National Grid USA Service Company, Inc.

Q. Please state your business address.

A. My business address is 25 Research Drive, Westborough, Massachusetts, 01582.

Q. Please describe your educational background and professional experience?

A. I have a Bachelor of Science degree, with Honors, in Electrical and Electronic Engineering from Loughborough University in the UK. I have also completed the Corporate Finance Program at the London Business School.

     I have been employed by the National Grid Company, plc ("NGC") and its corporate predecessor for 22 years in a variety of engineering, operational and commercial capacities. I was Regulatory Strategy Manager for NGC from 1992 to 1996 (responsible for the company's strategy for development of its regulatory

                                                           VPSB Docket No. -----
                                    Prefiled testimony of Jonathan M. G. Carlton
                                                                  March 15, 2001
                                                                     Page 2 of 8

regime and for project managing the review of the company's regulatory price control) and Transmission Services manager from 1996 to 1998 (responsible for Ancillary Services procurement and the development and implementation of associated regulatory incentive arrangements). In early 1999, I moved to the United States to manage the regulatory approval process for the transaction in which New England Electric System ("NEES") became part of the National Grid Group, plc ("National Grid"). I also served as Director of Rates for NEES, until my most recent appointment as Director of Regulatory Research in April 2000.

Q. Have you testified before this or any other regulatory commission in the past?

A. I have not previously testified before this Board. I have previously been involved in other non-adjudicative regulatory proceedings at the state and federal level in both the United States and the United Kingdom.

Q. What is the purpose of your testimony?

A. The purpose of my testimony is to describe the Scheme of Arrangement whereby New National Grid plc New National Grid") will acquire the shares of its parent National Grid pursuant to the Agreement and Plan of Merger and Scheme of Arrangement ("Merger Agreement") between National Grid and Niagara Mohawk Holdings, Inc. ("Niagara Mohawk") dated September 4, 2000. The Merger Agreement is attached as Exhibit JMGC-1.

                                                           VPSB Docket No. -----
                                    Prefiled testimony of Jonathan M. G. Carlton
                                                                  March 15, 2001
                                                                     Page 3 of 8


Q. Please describe National Grid and its relationship with New England Power Company ("NEP").

A. National Grid's original business was electricity transmission in the UK. It has become an international business, now focused on the ownership, development and operation of networks in the energy and telecommunications sectors. National Grid is listed on the London and New York Stock Exchanges, with a current market capitalization of over $12 billion. It is included in the top 100 companies on the London Stock Exchange by market capitalization.

     In March 2000, National Grid merged with NEES. See Order of Public Service Board in Docket No. 6225, entered June 15, 1999. Following the NEES merger, National Grid became the ultimate corporate parent of NEP. During the merger, NEES was renamed National Grid USA and continued to operate as a registered holding company. National Grid USA (formerly NEES) continues to operate as a distinct corporate entity and the direct parent corporation of NEP.

Q. Please describe the Scheme of Arrangement as it is contemplated in the Merger Agreement.

A. The term "Scheme of Arrangement" is a legal term of art commonly used in the United Kingdom to describe a distinct corporate transaction similar to that set forth in the Merger Agreement. Under English law a "Scheme of Arrangement" is an arrangement or compromise between a company and its shareholders or creditors or any class of its shareholders or creditors, used to reconstruct or amalgamate a

                                                           VPSB Docket No. -----
                                    Prefiled testimony of Jonathan M. G. Carlton
                                                                  March 15, 2001
                                                                     Page 4 of 8



corporate entity. In most instances, a Scheme of Arrangement requires the approval of a majority of a company's shareholders and/or creditors and its form must be sanctioned by the High Court.

     Under the Scheme of Arrangement contemplated by the Merger Agreement, New National Grid, a wholly owned subsidiary of National Grid, will acquire all National Grid's outstanding stock and become the holding company of National Grid. Through the Scheme of Arrangement, New National Grid (in substitution for National Grid) will indirectly become the ultimate corporate parent of NEP. Following completion of the Scheme of Arrangement, New National Grid will assume National Grid's name and corporate organization. Throughout the Scheme of Arrangement and after its completion, National Grid USA will continue to operate in its current form as a distinct corporate entity and will remain the direct corporate parent of NEP.

     The terms of the Scheme of Arrangement, as it is contemplated in the Merger Agreement, provide that New National Grid will issue all National Grid's current shareholders New National Grid shares with identical economic and voting rights, in exchange for their National Grid shares. Shares of New National Grid will be listed on the London and New York Stock Exchanges (in the form of American Depository Shares ("ADS")). Following the Scheme of Arrangement, New National Grid will become a holding company for National Grid and the ultimate corporate parent of National Grid USA, including its subsidiary, NEP.

                                                           VPSB Docket No. -----
                                    Prefiled testimony of Jonathan M. G. Carlton
                                                                  March 15, 2001
                                                                     Page 5 of 8



Q. What is the purpose of the Scheme of Arrangement?

A. It is intended that the Scheme of Arrangement, as preceding the actual merger with Niagara Mohawk, will afford Niagara Mohawk shareholders tax-free treatment during the merger under Section 351 of the Internal Revenue Code ("Section 351"), to the extent they elect to receive New National Grid ADS. The Scheme of Arrangement also allows New National Grid to organize itself as a registered holding company with the Securities and Exchange Commission ("SEC") pursuant to the Public Utilities Holding Company Act of 1935, as amended ("PUHCA").

Q. Following the Scheme of Arrangement, how will New National Grid consummate the proposed merger with Niagara Mohawk?

A. Following completion of the Scheme of Arrangement, Grid Delaware, Inc., another wholly owned subsidiary of New National Grid, will merge with Niagara Mohawk, and Niagara Mohawk will continue as the surviving entity. Pursuant to the Merger Agreement, Niagara Mohawk's current shareholders will receive $19 per share and may elect to receive this consideration in either cash, New National Grid ADS, or a combination of the two within certain limitations. Following completion of the merger, Niagara Mohawk will be a wholly owned subsidiary of New National Grid and its direct parent will be National Grid USA. Following the Merger, Niagara Mohawk will continue to operate as the direct corporate parent of Niagara Mohawk Power Company ("NMPC").

                                                           VPSB Docket No. -----
                                    Prefiled testimony of Jonathan M. G. Carlton
                                                                  March 15, 2001
                                                                     Page 6 of 8

Q. Will the Scheme of Arrangement result in any form of acquisition premium being paid for National Grid?

A. No. Pursuant to the Scheme of Arrangement, New National Grid will be providing National Grid's current shareholders with an identical number of shares of stock of the equivalent value and with the same economic and voting rights, in exchange for their National Grid's shares. As such, no acquisition premium will be paid for National Grid and therefore the Scheme of Arrangement does not present any concerns regarding the treatment or the recovery of such premium. To the extent that an acquisition premium is paid for Niagara Mohawk, the acquisition premium will be pushed down on the books of Niagara Mohawk and its subsidiaries.

Q. Is the Scheme of Arrangement subject to other regulatory approval in either the United States or UK?

A. Yes. The Scheme of Arrangement is contingent upon (1) FERC approval that the transaction is in the "public interest" pursuant to section 203 of the Federal Power Act ("FPA"), (2) SEC approval pursuant to Section 9(a)(2) of PUHCA; (3) Vermont Public Service Board approval; (4) New York Public Service Commission approval; and (5) a declination of jurisdiction or approval by the New Hampshire Public Utilities Commission. The Scheme of Arrangement is also subject to approval by the High Court in London, England and consent for the transaction must be obtained from the Secretary of State for Trade and Industry in the United Kingdom (as holder of special shares in National Grid). On October 27,

                                                           VPSB Docket No. -----
                                    Prefiled testimony of Jonathan M. G. Carlton
                                                                  March 15, 2001
                                                                     Page 7 of 8

2000, the Secretary of State for Trade and Industry in the United Kingdom announced that he would not refer the proposed transaction to the United Kingdom competition authorities, and thereby consented to the transaction. Several other regulatory approvals are required for the merger itself.

Q. Please describe any material effect that the Scheme of Arrangement will have on NEP.

A. Because the Scheme of Arrangement is in essence a "paper transaction," involving the acquisition of National Grid's stock by its wholly owned subsidiary, New National Grid, the Scheme of Arrangement will in no manner affect either the regulation, operation, management, financial circumstances, or rates of NEP. Essentially, all the Scheme of Arrangement does is substitute New National Grid for National Grid as the ultimate parent of NEP. National Grid USA (formerly NEES) will continue to operate as the direct corporate parent of NEP and the Scheme of Arrangement will have no impact on this ongoing relationship.

     As such, the Scheme of Arrangement will have no effect on the Board's future jurisdiction over NEP. The Scheme of Arrangement will also have no impact on the arrangements with, and obligations of NEP to, its two end use customers in Vermont, American Paper (formerly Simpson Paper), and the Island Corporation. The Scheme of Arrangement solely involves an indirect technical change of control in the ultimate parent of NEP and will have no impact on NEP operations in Vermont.

                                                           VPSB Docket No. -----
                                    Prefiled testimony of Jonathan M. G. Carlton
                                                                  March 15, 2001
                                                                     Page 8 of 8




Q. Will the Scheme of Arrangement have any adverse effects on NEP?

A. No. While FERC will continue to regulate NEP's rates, terms and service pursuant to the Federal Power Act ("FPA"), to the extent that the Board has jurisdiction over NEP it will continue to exercise such jurisdiction following the Scheme of Arrangement. FERC is also separately considering all the potential impacts of both the Merger and Scheme of Arrangement to assure that the transaction is in the public interest pursuant to Section 203 of the FPA.

     I conclude that the Scheme of Arrangement will promote the public good as required for the Board to approve an indirect change of control of this kind.

Q. Does that complete your testimony?

A. Yes.

                                STATE OF VERMONT
                              PUBLIC SERVICE BOARD

DOCKET NO. -----

Joint Petition of The National Grid Group plc        )
and New England Power Company for approval           )
pursuant to 30 V.S.A.ss.107 of the indirect          )
acquisition of a controlling interest in New         )
England Power Company                                )

            STIPULATION AMONG VERMONT DEPARTMENT OF PUBLIC SERVICE, THE NATIONAL GRID GROUP PLC AND NEW ENGLAND POWER COMPANY


     WHEREAS, on September 4, 2000, the National Grid Group plc ("National Grid") entered into an Agreement and Plan of Merger and Scheme of Arrangement ("Merger Agreement") with Niagara Mohawk Holdings, Inc. pursuant to which National Grid will acquire Niagara Mohawk and Niagara Mohawk will become a direct subsidiary of National Grid USA (formerly called New England Electric System);

     WHEREAS, under the Merger Agreement, New National Grid plc ("New National Grid"), a wholly-owned subsidiary of National Grid, will acquire all of National Grid's outstanding stock and become the ultimate holding company of National Grid and its family of companies, including, New England Power Company ("NEP");

     WHEREAS, following consummation of the transactions contemplated by the Merger Agreement, NEP will remain a separate corporation wholly-owned by National Grid USA and will continue to own and conduct a public service business subject to the jurisdiction of the Public Service Board (the "Board"); and

     WHEREAS, NEP and National Grid filed a petition with the Board seeking Board approval under 30 V.S.A. ss. 107, of the indirect acquisition by New National Grid of a controlling interest in NEP.

     NOW, THEREFORE, National Grid, NEP and the Vermont Department of Public Service (herein the "Department" and collectively with NEP and National Grid, the "Parties"), stipulate as follows:

     1. All outstanding issues have been addressed and a hearing in this docket is not required.

     2. The Parties agree that the Board should approve under 30 V.S.A. ss. 107 the indirect acquisition by New National Grid of a controlling interest in a company (National Grid USA) that directly has controlling interest in a company
(NEP) subject to the jurisdiction of the Public Service Board, under the Merger Arrangement.

     3. The Parties agree that the indirect acquisition by New National Grid of a controlling interest in a company (National Grid USA) that directly has a controlling interest in a company (NEP) subject to the jurisdiction of the Board will promote the public good of the State of Vermont.

     4. The Parties agree that the record on which the Board may base its determination in this proceeding shall consist of all testimony, exhibits and data filed by NEP and National Grid in support of their petition, including the testimony prefiled by NEP and National Grid, and other filings or documents submitted by the Department or the Parties in this proceeding. All such testimony, exhibits, and data shall be referred to hereinafter as "the Record."

     5. The Parties agree that this Stipulation shall not be construed by any party or tribunal as having precedential impact on any future proceeding involving the Parties, except as necessary to implement this Stipulation or to enforce an order of the Board resulting from this Stipulation.

                               NEW ENGLAND POWER COMPANY and
                               THE NATIONAL GRID GROUP PLC
                               By their Attorneys
                               Downs Rachlin & Martin PLLC


Dated: ------------------- By: --------------------------------------
                                 Nancy S. Malmquist

                           VERMONT DEPARTMENT OF PUBLIC SERVICE


Dated: ------------------- By: --------------------------------------
                                 James Volz, Director for Public Advocacy